SECURITIES PURCHASE AGREEMENT

          THIS PURCHASE AGREEMENT (“Agreement”) is made as of the ___ day of _____________, 2006 by and among United Energy Corp., a Nevada corporation (the “Company”), and the Purchasers set forth on the signature page affixed hereto (each a “Purchaser” and collectively the “Purchasers”).

Recitals

          A. The Company and the Purchasers are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) under the Securities Act of 1933, as amended (“1933 Act”), and the provisions of Regulation D (“Regulation D”), as promulgated by the U.S. Securities and Exchange Commission (the “SEC”) under the 1933 Act;

          B. The Purchasers have agreed to purchase, and the Company has agreed to sell and issue to the Purchasers, upon the terms and subject to the conditions stated in this Agreement, up to Three Million Seven Hundred Fifty Thousand (3,750,000) shares of the Company’s Common Stock, $.01 par value (the “Shares”) at a price of One and 20/100 Dollars ($1.20) per Share or up to Four Million Five Hundred Thousand Dollars ($4,500,000) in the aggregate; and

          C. Contemporaneous with the execution and delivery of this Agreement, the parties hereto are executing and delivering a Registration Rights Agreement, in the form annexed hereto as Exhibit A (the “Registration Rights Agreement”), pursuant to which the Company has agreed to provide certain registration rights under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

                    In consideration of the mutual promises made herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

          1. Definitions. In addition to those terms defined above and elsewhere in this Agreement, for the purposes of this Agreement, the following terms shall have the meanings here set forth:

                    1.1. “Affiliate” means, with respect to any Person, any other Person which directly or indirectly controls, is controlled by, or is under common control with, such Person, where “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                    1.2. “Agreements” means this Agreement, the Registration Rights Agreement and any other agreement entered into, now or in the future, by the Company in connection with this Agreement or any of the other Agreements.

                    1.3. “Closing” means the consummation of the purchase and sale of the Shares together with the Registration Rights Agreement.

                    1.4.  “Closing Date” shall have the meaning set forth in Section 3.1.

                    1.5. “Common Stock” means the common stock of the Company $.01 par value.

                    1.6. “Material Adverse Effect” means a material adverse effect on the (i) condition (financial or otherwise), business, assets or results of operations of the Company; (ii) ability of the Company to perform any of its material obligations under the terms of the Agreements; or (iii) material rights and remedies of a Purchaser under the terms of the Agreements.

                    1.7. “Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, pool, syndicate, sole proprietorship, unincorporated organization, governmental authority or any other form of entity not specifically listed herein.

                    1.8. “SEC” means the U.S. Securities and Exchange Commission.

                    1.9. “SEC Filings” is defined in Section 5.6.

                    1.10. “1933 Act” shall have the meaning set forth in the recitals to this Agreement.

                    1.11. “1934 Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          2. Purchase and Sale of Shares. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties made herein, each of the Purchasers hereby severally, and not jointly, agrees to purchase, and the Company hereby agrees to sell and issue to each of the Purchasers, the number of Shares set forth on such Purchaser’s signature page attached hereto for a purchase price of $1.20 per Share (the “Share Purchase Price”). The Share Purchase Price shall be payable by check, wire transfer or as otherwise agreed to by the Company and the Purchaser.

          3. The Closing.

                    3.1 Closing Procedure. Upon receipt by the Company of executed signature pages to this Agreement from Purchasers for the purchase of a minimum of 1,650,000 Shares, the Company shall promptly notify such Purchasers and set a date for the closing (the “Closing”), which shall be on or before February 28, 2006 subject to extension for an additional thirty (30) days at the option of the Company (the “Closing Date”). At the Closing, each of the Purchasers shall purchase and the Company shall sell to each such Purchaser the number of Shares at the Share Purchase Price provided in the executed signature pages received from each such Purchaser.

                    3.2 Closing Date Conditions and Deliveries.

                              (a) On the Closing Date, the Company shall deliver to each of the Purchasers:

(i)	the certificates for the number of Shares purchased by such Purchaser;

(ii)	the executed Registration Rights Agreement;

(iii)	a certificate executed by the Chief Executive Officer and Chief Financial Officer of the Company, in the form attached as Exhibit B;

(iv)	the opinion of counsel to the Company in the form attached as Exhibit C.

                              (b) The obligation of each Purchaser to purchase the Shares from the Company at the Closing is further subject to the satisfaction, at or before the Closing Date, of each of the following conditions:

(i)

the representations and warranties of the Company shall be true and correct as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date); and

(ii)

the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Agreements to be performed, satisfied or complied with by the Company at or prior to the Closing Date.

                              (c) On the Closing Date, each Purchaser shall deliver to the Company:

(i)	The aggregate Purchase Price set forth on such Purchaser’s signature page hereto for Shares to be purchased at the Closing; and

(ii)	The executed Registration Rights Agreement.

          4. Purposely Omitted.

          5. Representations and Warranties of the Company. Except as disclosed in the Company’s SEC Filings (as defined below), the Company hereby represents and warrants to the Purchasers that:

                    5.1. Organization, Good Standing and Qualification. The Company is a corporation validly existing and in good standing under the laws of Nevada and has all requisite corporate power and authority to carry on its business as now conducted and own its properties. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property makes such qualification or licensing necessary unless the failure to so qualify would not result in a Material Adverse Effect.

                    5.2. Authorization. The Company has full corporate power and authority and has taken all requisite action on the part of the Company necessary for (i) the authorization, execution and delivery of the Agreements, (ii) authorization of the performance of all obligations of the Company hereunder and thereunder, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares. The Agreements constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

                    5.3. Valid Issuance. As of the Closing Date, the Company has reserved a sufficient number of shares of Common Stock for the issuance of the Shares. The Shares are duly authorized and, when issued in accordance herewith, will be validly issued, fully paid, non-assessable and free and clear of all encumbrances and restrictions imposed by or through the Company, except for restrictions on transfer imposed by applicable securities laws.

                    5.4. Consents. The execution, delivery and performance by the Company of the Agreements and, subject to the truth and accuracy of the representations made by the Purchasers of this Agreement, the offer, issuance and sale of the Shares, require no consent of, action by or in respect of, or filing with, any Person, agency, or official and filings that have been made pursuant to applicable state securities laws and post-sale filings pursuant to applicable state and federal securities laws.

                    5.5. SEC Filings; Business. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing filed prior to or on the date hereof and all registration statements and exhibits included therein and financial statements and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Filings”). As of the date of filing of such SEC Filings, each such SEC Filing, as it may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Filing. None of the SEC Filings, as of the date filed and as they may have been subsequently amended by filings made by the Company with the SEC prior to the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Filings complied as to form in all material respects with applicable accounting requirements and published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). The Company is engaged only in the business described in the SEC Filings and the SEC Filings contain a complete and accurate description of the business of the Company in all material respects. The Company has not provided to any Purchaser (i) any information required to be filed under the 1934 Act that has not been so filed or (ii) any material nonpublic information.

                    5.6. Use of Proceeds. The proceeds of the sale of the Shares shall be used by the Company for general corporate purposes and working capital.

                    5.7. No Material Adverse Change. Except as disclosed and described in the Company’s SEC Filings, since September 30, 2005, there has not been any change in the consolidated assets, liabilities, financial condition or operating results of the Company, except changes in the ordinary course of business which have not had, in the aggregate, a Material Adverse Effect; and since March 31, 2005 there has not been:

                              (a) any declaration or payment of any dividend, or any authorization or payment of any distribution, on any of the capital stock of the Company, or any redemption or repurchase of any securities of the Company;

                              (b) any material damage, destruction or loss, whether or not covered by insurance, to any assets or properties of the Company;

                              (c) any waiver by the Company of a material right or of a material debt owed to it;

                              (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and which is not material to the assets, properties, financial condition, operating results or business of the Company taken as a whole (as such business is presently conducted and as it is proposed to be conducted);

                              (e) any material change or amendment to or breach or default of a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;

                              (f) any material labor difficulties or labor union organizing activities with respect to employees of the Company;

                              (g) any material transaction entered into by the Company other than in the ordinary course of business; or

                              (h)  any other event or condition of any character that the Company believes will have a Material Adverse Effect.

                    5.8 No Conflict, Breach, Violation or Default; Compliance with Law. The execution, delivery and performance of the Agreements by the Company and the issuance and sale of the Shares will not conflict with or result in a breach or violation of any of the terms and provisions of, constitute a default under, require any consent, approval or filing under, result in or require the creation or imposition of any lien or encumbrance upon or with respect to the Company’s property under (i) the Company’s Certificate of Incorporation (including any certificates of designation) or the Company’s Bylaws, both as in effect on the date hereof, (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any of its properties; or (iii) any contract, loan or instrument by which the company or its property is bound. The Company (i) is not to its knowledge in violation of any statute, rule or regulation applicable to the Company or its assets or its activities, (ii) is not in violation of any judgment, order or decree applicable to the Company or its assets; and (iii) has not received notice from any Person of any claim, investigation or inquiry, that, if adversely determined, would render the preceding sentence untrue or incomplete and the Company is aware of no facts or circumstances which could give rise to such a claim, investigation or inquiry.

                    5.9 Tax Matters. The Company has timely prepared and filed all material tax returns required to have been filed by the Company with all appropriate governmental agencies and timely paid all material taxes owed by it, in each case taking into account permitted extensions and assessments challenged in good faith and disclosed in the SEC Filings. The charges, accruals and reserves on the books of the Company in respect of taxes for all fiscal periods are adequate in all material respects, and there are no material unpaid assessments against the Company nor, to the knowledge of the Company, any basis for the assessment of any additional taxes, penalties or interest for any fiscal period or audits by any federal, state or local taxing authority except such as which are not material. All material taxes and other assessments and levies that the Company is required to withhold or to collect for payment have been duly withheld and collected and paid to the proper governmental entity or third party when due. There are no tax liens or claims pending or threatened against the Company or any of its respective assets or property. There are no outstanding tax sharing agreements or other such arrangements between the Company and any other corporation or entity.

                    5.10 Title to Properties and Securities. The Company has good and marketable title to all properties and assets owned by it and material to its operations, in each case free from liens, encumbrances and defects that would materially affect the value thereof or materially interfere with the use made or currently planned to be made thereof by them; and except as disclosed in the SEC Filings, the Company holds any leased real or personal property material to the Company’s operations under valid and enforceable leases with no exceptions that would materially interfere with the use made or currently planned to be made thereof by them.

                    5.11. Certificates, Authorities and Permits. The Company possesses adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct the business now operated by it and has not received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would individually or in the aggregate have a Material Adverse Effect.

                    5.12. Labor Disputes. No material labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent.

                    5.13. Intellectual Property. The Company owns or possesses adequate rights or licenses to the inventions, know-how, patents, patent rights, copyrights, trademarks, trade names, licenses, approvals, governmental authorizations, trade secrets confidential information and other intellectual property rights necessary to conduct the business now operated by it and presently contemplated to be operated by it (collectively, “Intellectual Property Rights”), free and clear of all liens, security interests, charges, encumbrances, equities and other adverse claims, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any Intellectual Property Rights. None of the Company’s Intellectual Property Rights have expired or terminated, or are expected to expire or terminate within three years from the date of this Agreement, except where such expirations or termination would not result, either individually or in the aggregate, in a Material Adverse Effect. To the knowledge of the Company, the Company’s patents and other Intellectual Property Rights and the present activities of the Company do not infringe any patent, copyright, trademark, trade name or other proprietary rights of any third party where such infringement may cause a Material Adverse Effect on the Company, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding its Intellectual Property Rights, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has no knowledge of the material infringement of its Intellectual Property Rights by third parties and has no reason to believe that any of its Intellectual Property Rights is unenforceable, and the Company is unaware of any facts or circumstances which might give rise to any of the foregoing. The Company has taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of its intellectual properties.

                    5.14. Environmental Matters. The Company is not in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), does not own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is not liable for any off-site disposal or contamination pursuant to any Environmental Laws, and is not subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation that might lead to such a claim.

                    5.15. Absence of Litigation. Except as set forth in the Company’s SEC Filings, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against the Company or any of the Company’s officers or directors in their capacities as such, that would reasonably be expected to result in judgments against the Company in an amount, individually or in the aggregate, in excess of $50,000.

                    5.16. Financial Statements. The financial statements included in the Company’s SEC Filings present fairly and accurately in all material respects the consolidated financial position of the Company as of the dates shown and its consolidated results of operations and cash flows for the periods shown, and such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis with the Company’s past practices. Except as set forth in the SEC Filings filed prior to the date hereof, the Company has no liabilities, contingent or otherwise, except those (a) not required under generally accepted accounting principles to be reflected in the Company’s financial statements, (b) incurred in the ordinary course of business, or (c) which individually or in the aggregate are not material to the financial condition or operating results of the Company.

                    5.17. Insurance Coverage. The Company maintains in full force and effect insurance coverage that the Company reasonably believes to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure.

                    5.18. Brokers and Finders. The Purchasers shall have no liability or responsibility for the payment of any commission or finder’s fee to any third party in connection with or resulting from this agreement or the transactions contemplated by this Agreement by reason of any agreement of or action taken by the Company.

                    5.19. No General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Shares.

                    5.20. Issuance of Shares. The Shares are duly authorized and, upon issuance in accordance with the terms of the applicable agreements, shall be (i) validly issued, fully paid and non-assessable and (ii) free from all taxes, liens and charges with respect to the issuance thereof (other than any such taxes, liens and charges created by any Purchaser or assignee or transferee), and shall not be subject to pre-emptive rights or other similar rights of shareholders of the Company. As of the Closing, a sufficient number of shares of Common Stock will have been duly authorized and reserved for issuance of the Shares. Upon their issuance, the Shares will be validly issued, fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof (other than any such taxes, liens and charges created by any Purchaser or any assignee or transferee), with the holders being entitled to all rights accorded to a holder of Common Stock.

                    5.21 Subsidiaries. The Company owns a majority of the issued and outstanding capital stock of Nor Industries, Inc., The Scitech Group, Inc. and Green Globe Industries, Inc. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity.

                    5.22 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. Except as disclosed in the SEC Filings, the Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. Except for employees who have a current effective employment agreement with the Company, no employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

                    5.23 Registration Rights and Voting Rights. Except as disclosed in SEC Filings, the Company is presently not under any obligation, and has not granted any rights, to register any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. Except as disclosed in SEC Filings, to the Company’s knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

                    5.24 Listing. The Company’s Common Stock (the “Traded Securities”) are listed for trading on the National Association of Securities Dealers, Inc. Over the Counter Bulleting Board (“NASD OTCBB”) and each of the Traded Securities satisfies all requirements for the continuation of such listings. The Company has not received any notice that any of its Traded Securities will be delisted from NASD OTCBB or that any of its Traded Securities do not meet all requirements for listing.

                    5.25 Stop Transfer. The Shares are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Shares at such time as the Shares are registered for public sale or an exemption from registration is available, except as required by state and federal securities laws.

          6.  Representations and Warranties of the Purchaser. Each of the Purchasers hereby severally, and not jointly, represents and warrants to the Company that:

                    6.1 Organization, Good Standing, Authorization. If Purchaser is an entity, it is a corporation, limited liability company, trust or partnership or other similar entity duly organized, validly existing and in good standing under the laws of its jurisdiction. Purchaser has full power and authority (corporate or otherwise) to execute, deliver and enter into this Agreement and the Registration Rights Agreement. The execution, delivery and performance by the Purchaser of this Agreement and the Registration Rights Agreement have been duly authorized and this Agreement and the Registration Rights Agreement will each constitute the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally and general principles of equity that restrict the availability of equitable or legal remedies.

                    6.2  Purchase Entirely for Own Account. The Shares to be received by the Purchaser hereunder will be acquired for the Purchaser’s own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof and the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. The Purchaser is not a registered broker dealer or an entity engaged in the business of being a broker dealer.

                    6.3  Investment Experience. The Purchaser acknowledges that it can bear the economic risk and complete loss of its investment in the Shares and has such knowledge and experience in financial or business matters and in private placement transactions of companies similar to the Company so that it is capable of evaluating the merits and risks of the purchase contemplated hereby.

                    6.4  Disclosure of Information. The Purchaser has had an opportunity to receive documents related to the Company and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Shares and has received and read the SEC Filings filed via EDGAR. Neither such inquiries nor any other due diligence investigation conducted by the Purchaser shall modify, amend or affect the Purchaser’s right to rely on the Company’s representations and warranties contained in this Agreement or made pursuant to this Agreement.

                    6.5  Restricted Securities. The Purchaser understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable state laws and regulations such securities may be resold without registration under the 1933 Act only in certain limited circumstances.

                    6.6  Legends. It is understood that, until registration for resale pursuant to the Registration Rights Agreement or until sales under Rule 144(k) are permitted, certificates evidencing the Shares may bear one or all of the following legends or legends substantially similar thereto:

                              (a) “The shares represented by this certificate may not be transferred without (i) the opinion of counsel reasonably satisfactory to the corporation that such transfer may lawfully be made without registration under the Securities Act of 1933 or qualification under applicable state securities laws; or (ii) such registration or qualification.”

                              (b) If required by the authorities of any state in connection with the issuance of sale of the Shares, the legend required by such state authority.

                              (c) Upon registration for resale pursuant to the Registration Rights Agreement or upon Rule 144(k) under the 1933 Act becoming available, the Company shall promptly cause certificates evidencing the Shares previously issued to be replaced with certificates which do not bear such restrictive legends.

                    6.7  Accredited Investor. The Purchaser is an “accredited investor” as defined in Rule 501(a) of Regulation D, as amended, under the 1933 Act.

                    6.8. No General Solicitation. The Purchaser did not learn of the investment in the Shares as a result of any public advertising or general solicitation.

          7.  Covenants and Agreements.

                    7.1 Corporate Existence. So long as any Shares remain outstanding, the Company shall maintain its corporate existence, except in the event of a merger, consolidation or sale of all or substantially all of the Company’s assets so long as the surviving or successor entity in such transaction (a) assumes the Company’s obligations hereunder and under the agreements and instruments entered into in connection herewith; (b) has no legal, contractual or other restrictions on its ability to perform the obligations of the Company hereunder and under the agreements and instruments entered into in connection herewith; and (c)(i) is a publicly traded corporation whose common stock are listed for trading on the Nasdaq National Market, New York Stock Exchange or the American Stock Exchange or (ii) if not such a publicly traded corporation, then the buyer agrees that it will, at the election of the Purchasers, purchase such Purchasers’ Shares at a price equal to the greater of (a) 120% of the Purchase Price of such Shares or (b) the fair market value of such Securities on an as-converted and as-exercised basis based on the closing price immediately preceding such transaction or the redemption date, whichever is greater.

                    7.2 Nonpublic Information. On or before the 3rd business day following the Closing Date, the Company shall file a Current Report on Form 8-K with the SEC describing the material terms of the transactions contemplated by the Agreements and including as exhibits to such report this Agreement and the Registration Rights Agreement in the form required by the 1934 Act (with such exhibits, a “Required Report”). Upon the filing of the Required Report with the SEC, to the knowledge of the Company, no Purchaser shall be in possession of any material, nonpublic information received from the Company or any of its officers, directors, employees or agents, that is not disclosed in the Form 8-K. The Company shall not, and shall not knowingly cause any of its officers, directors, employees and agents, to provide any Purchaser with any material nonpublic information regarding the Company from and after the filing of the Required Report with the SEC without the express written consent of such recipient.

          8. Survival. All representations and warranties contained in this Agreement shall survive for thirty six (36) months following the Closing of the transactions contemplated hereby.

          9. Miscellaneous.

                    9.1  Successors and Assigns. This Agreement may not be assigned by the Company. A Purchaser may assign its rights and delegate its duties hereunder in whole or in part to any Person (who is not a competitor or vendor of the Company) to which such Purchaser has transferred or assigned all or part of its Shares, provided in each case that such transferee or assignee acknowledges in writing to the Company that the representations and warranties contained herein shall apply to such transferee or assignee. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                    9.2  Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                    9.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                    9.4 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given only upon delivery to each party to be notified by (i) personal delivery, (ii) facsimile, with electronic confirmation of transmittal, (iii) certified mail, return receipt requested, or (iv) an internationally recognized overnight air courier, addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten days’ advance written notice to the other party:

If to the Company:

United Energy Corp. 600 Meadowlands Parkway No. 20 Secaucus, New Jersey 07094 Att: Brian King, CEO

With a copy to: Greenbaum, Rowe, Smith & Davis, LLP 99 Wood Avenue South P.O. Box 5600 Woodbridge, New Jersey 07095 Att: W. Raymond Felton

If to the Purchasers, to the addresses set forth on the signature pages hereto.

                    9.5 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the

Company and the Holders of a majority of the Shares. Any amendment or waiver effected in accordance with this Section shall be binding upon the Purchasers and the Company.

                    9.6 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

                    9.7 Entire Agreement. This Agreement, including the exhibits and schedules hereto, the Registration Rights Agreement, and the other documents contemplated hereby constitute the entire agreement among the parties hereof with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter hereof and thereof.

                    9.8 Further Assurances. The parties shall execute and deliver all such further instruments and documents and take all such other actions as may reasonably be required to carry out the transactions contemplated hereby and to evidence the fulfillment of the agreements herein contained.

                    9.9 Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of laws.

                    9.10 Remedies. The Purchasers shall be entitled to specific performance of the Company’s obligations under the Agreements.

                    9.11 Actions of Purchasers. The obligations of each Purchaser hereunder and under the documents contemplated hereby are several and not joint with the obligations of any other Purchaser, and no Purchaser shall in any way be responsible for the performance of the obligations of any other Purchaser under any such document. Nothing contained herein or in any other document contemplated hereby, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute any of the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby or thereby. Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other document contemplated hereby, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

                    9.12 No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and the other Agreements. In the event an ambiguity or question of intent or interpretation arises, this Agreement and the other Agreements shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement or any of the other Agreements.

[Signature Pages Follow]

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company:	United Energy Corp.

By:

Name: Brian King
Title: Chief Executive Officer

Purchaser:

Name

By

Title

Number of Shares to be purchased at the Closing:	__________
Purchase Price (number of Shares x $1.20): $ _______________

Address:

with a copy to: